Commission No. 33-___________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8
                           REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                         WOLVERINE WORLD WIDE, INC.
             (Exact name of issuer as specified in its charter)
           Delaware                                      38-1185150
  (State or other jurisdiction                         (IRS Employer
of incorporation or organization)                     Identification No.)

               9341 Courtland Drive, Rockford, Michigan 49351
                  (Address of principal executive offices)

        WOLVERINE WORLD WIDE, INC. 1994 DIRECTORS' STOCK OPTION PLAN
                            (Full Title of Plan)

                               Blake W. Krueger
                         Secretary and General Counsel
                             9341 Courtland Drive
                           Rockford, Michigan 49351
                  (Name and address of agent for service)

                               (616) 866-5500
       (Telephone Number, including area code, of agent for service)

                      CALCULATION OF REGISTRATION FEE
                                                 Proposed
    Title of                      Proposed       Maximum         Amount
   Securities       Amount        Maximum       Aggregate          of
     to be          to be      Offering Price    Offering     Registration
   Registered     Registered    Per Share(3)     Price(3)         Fee
  Common Stock
$1.00 Par Value   120,000(1)    $22.625 (2)   $2,715,000 (2)    $936.21

(1) Plus such indeterminate number of additional shares as may be required to be issued in the event of an adjustment as a result of an increase in the number of issued shares of Common Stock resulting from a subdivision of such shares, the payment of a stock dividend or certain other capital adjustments.

(2)  Estimated solely for the purpose of calculating the registration fee.







(3) The shares that are to be offered on an incentive stock option basis will be offered at a price of not less than 100% of the fair market value of the shares of Common Stock of Wolverine World Wide, Inc. (the "Company"), at the date of the grant of the option. On August 19, 1994, the mean between the high and low sales prices of the Corporation's Common Stock on the New York Stock Exchange was $22.625.















































                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Securities and Exchange Commission are incorporated in this registration statement by reference:

          (a)  The Registrant's latest annual report filed pursuant to
               Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act").


          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

          (c) The description of the Registrant's Common Stock, $1 par value, which is contained in the Registrant's Registration Statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant (also referred to as the "Corporation") pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of such documents.


Item 4.   Description of Securities.

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.

          Blake W. Krueger, Secretary and General Counsel of the
          Corporation, is also a partner of Warner, Norcross & Judd, general counsel for the Corporation.






                                    II-1

Item 6.   Indemnification of Directors and Officers.

          Under Section 145 of the Delaware General Corporation Law, the Corporation is permitted to indemnify its directors and officers (among others) against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such persons in connection with actions, suits, or proceedings arising out of that person's acting in a corporate capacity or at the request of the Corporation if such person acted in good faith and in a matter he or she reasonably believed to be in or not opposed to the best interests of the Corporation. That section also requires that such indemnification be made to the extent that such person has been successful on the merits or otherwise in defense of any such action, suit, or proceeding.

          Similarly, Article Nine of the Corporation's Certificate of

          Incorporation requires the Corporation to indemnify a present or former director, officer, employee, or agent of the Corporation against any and all expenses, judgments, fines, and amounts reasonably incurred in connection with any pending or threatened action, suit, or proceeding, civil or criminal, in which such person may become involved by reason of his or her being or having been a director, officer, employee, or agent of the Corporation or any firm, corporation, or organization which he or she served in any capacity at the request of the Corporation. It is a condition to indemnification in connection with any such action, suit, or proceeding that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, in criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Furthermore, where such action, suit, or proceeding is by or in the right of the Corporation, no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

          Termination of an action, suit, or proceeding, civil or criminal,

          by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that such person did not meet the required standard of conduct. The determination that a person has or has not met


                                    II-2
          the standard of conduct required for indemnification may only be made by (i) the Board of Directors by a majority of a quorum consisting of the directors who were not party to such action, suit, or proceeding, (ii) by written opinion of independent legal counsel who may be the regular counsel of the Corporation, or
          (iii) by the stockholders of the Corporation. These indemnification rights are expressly declared to be additional to such other rights to which any officer or director may be entitled by contract or as a matter of law. The Corporation also maintains in force a policy of directors and officers liability insurance.

          Wolverine's amended Certificate of Incorporation provides that no director of the Corporation will be personally liable to the Corporation or to the stockholders for any breach of fiduciary duty. The amendment does not affect the liability of a director for any breach of his or her duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct, for any conduct proscribed under Section 174 of Delaware's General Corporation Law, or for any transaction from which the director derived an improper personal benefit.


Item 7.   Exemption From Registration Claimed.

          Not applicable.


Item 8.   Exhibits.

          The following exhibits have been filed as part of this registration statement:

               Exhibit
               Number                   Document
               4.1       The Company's Certificate of Incorporation, as
                         amended, filed as an exhibit to the Company's
                         Annual Report on Form 10-K for the fiscal year
                         ended January 2, 1988, is incorporated herein by
                         reference.


               4.2 The Company's Amended and Restated Bylaws, filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 1991, are incorporated herein by reference.




                                    II-3
                5        Opinion Regarding Legality of Securities Offered--
                         Included in Exhibit 23.1 and incorporated herein by reference.

                23.1     Consent of Warner, Norcross & Judd.

                23.2     Consent of Ernst & Young LLP.

                24       Powers of Attorney.

                99       Wolverine World Wide, Inc. 1994 Directors' Stock
                         Option Plan.

Item 9.   Undertakings.

               (a)  The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                         (i)  To include any prospectus required by
                    Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
               Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                    (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the



                                    II-4
               securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.
















                                    II-5
                                 SIGNATURES


Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockford, State of Michigan, on this 24th day of August, 1994.


                                   WOLVERINE WORLD WIDE, INC.




                                   By  /s/ Blake W. Krueger
                                       Blake W. Krueger
                                       Secretary and General Counsel


Pursuant to the requirements of the 1933 Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



     Signature                     Title                         Date

Geoffrey B. Bloom*       President, Chief Executive
Geoffrey B. Bloom          Officer, and Director            May 17, 1994


Stephen L. Gulis, Jr.*   Vice President Finance and         May 17, 1994
Stephen L. Gulis, Jr.      Corporate Controller
                           (Principal Financial and
                           Accounting Officer)


Phillip D. Matthews*     Chairman of the Board              May 17, 1994
Phillip D. Matthews


Thomas D. Gleason*       Vice Chairman of the Board         May 16, 1994
Thomas D. Gleason


Daniel T. Carroll*       Director                           May 17, 1994
Daniel T. Carroll





     Signature                     Title                         Date

David P. Mehney*         Director                           May 16, 1994
David P. Mehney

Stuart J. Northrop*      Director                           May 17, 1994
Stuart J. Northrop


David T. Kollat*         Director                           May 18, 1994
David T. Kollat


Joseph A. Parini*        Director                           May 17, 1994
Joseph A. Parini





*By  /s/ Blake W. Krueger
     Blake W. Krueger, Secretary and General Counsel
     Attorney-in-Fact































                                              Commission No. 33-___________


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549








                                  EXHIBITS



                                     TO



                                  FORM S-8




                           REGISTRATION STATEMENT











                         WOLVERINE WORLD WIDE, INC.
                            9341 Courtland Drive
                          Rockford, Michigan 49351
                               (616) 866-5500












                               EXHIBIT INDEX
Exhibit                                                               Page
Number                   Document                                    Number

4.1       The Company's Certificate of Incorporation, as amended,        *

          filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1988, is incorporated herein by reference.

4.2       The Company's Amended and Restated Bylaws, filed as an         *
          exhibit to the Company's Annual Report on Form 10-K for
          the fiscal year ended December 28, 1991, are incorporated
          herein by reference.

5         Opinion Regarding Legality of Securities Offered--             *
          Included in Exhibit 23.1 and  incorporated herein by
          reference.

23.1      Consent of Warner, Norcross & Judd.

23.2      Consent of Ernst & Young LLP.

24        Powers of Attorney.

99        Wolverine World Wide, Inc. 1994 Directors' Stock Option
          Plan.


*    Incorporated by reference.